040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120348498-31
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/17/2012 9:15 AM
	Entity Number E0273932012-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Wally World Media, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: VCorp Services, LLC (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 500,000,000 common; 50,000,000 blank check preferred $.0001 par value per share

Par value per share: $ .0001

Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Robb Knie (Name)
157 Broad Street, Suite 109D (Street Address) | Red Bank (City) | NJ (State) | 07701 (Zip Code)

2) Darin Myman (Name)
157 Broad Street, Suite 109D (Street Address) | Red Bank (City) | NJ (State) | 07701 (Zip Code)

5. Purpose: (optional; see instructions) *The purpose of the corporation shall be:*

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Robb Knie (Name) | X [signature] Incorporator Signature
157 Broad Street, Suite 109D (Address) | Red Bank (City) | NJ (State) | 07701 (Zip Code)

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | 5/17/2012 Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WALLY WORLD MEDIA, INC.**, did on May 17, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 17, 2012.

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20120517-0747
You may verify this certificate
online at **http://www.nvsos.gov/**